No.: Nong He Jie Zi Ke Xing No.2009009

Loan Contract

Tianjin Rural Cooperative Bank

Catalogue

Chapter1  General Principles

Chapter2  Function of the Loan

Chapter3  Currency, Amount, Term and Transfer of the Loan

Chapter4  Interest Rate and Interest Calculation Method of the Loan

Chapter5  Release and Use of the Loan

Chapter6  Repayment

Chapter7  Guarantee

Chapter8  Undertaking and Compensation of Expenses

Chapter9  Borrower’s Statement, Warranty and Promise

Chapter10  Duties for Breaching

Chapter11  Other

Chapter12  Settlement of Dispute

Chapter13  Effectiveness, Change and End of the Contract

Chapter14  Attachment

Chapter15  Annex

Borrower: Tianjin Yayi Industrial Co., Ltd.

Address: Unit C, 4th floor, Xinmao Technology Park, Huayuan Industrial Area, New Technology Industrial Park, Tianjin

Postal code: 300384

Legal Representative: Liu Li

Agent:

Contact: Zhang Zhiquan

Tel: 58691664

Fax: 88238889

Opening Bank: Tianjin Rurual Cooperative Bank, Kexing Branch

Account No.: 9170101000010000040384

Lender: Tianjin Rurual Cooperative Bank, Kexing Branch

Address: 148 Yingshui Road, Huayuan Industrial Area

Postal code: 300384

Legal representative: Cao Liqiang

Agent:

Contact: (handwriting)

Tel: 23859929

Fax:

Chapter1 General Principle

For the need of business, the borrower applies for loan from the lender. After inspection, the lender agrees to release loan to the borrower under the conditions of the contract.

In order to clarify both parties’ rights and duties, they have discussed and agreed on the following clauses in accordance with the laws and regulations of the People’s Republic of China.

Chapter2 Function of the Loan

Clause1. After discussion, both parties have agreed upon the following:

1.	The borrower can only use the loan under the contract as working capital.

2.	The borrower must not use the loan for other purposes without the lender’s written consent in advance.

Chapter3 Currency, Amount, Term and Transfer of the Loan

Clause2. The currency and amount of the loan under the contract is (in Chinese characters) RMB4,400,000.

Clause3. The term of the loan under the contract is from January 20, 2009 to January 19, 2010.

Clause4. When all the conditions stated in Clause11 of the contract are met, the lender should follow the No.1 manner as following to transfer the loan into the borrower’s account at the lender’s place:

1.	Transfer at one time. The lender should transfer the entire loan to the borrower’s account at the lender’s place on January 20, 2009.

2.	Transfer at different times. See details of transfer as follows:

First time transfer:

(1)	amount: (in Chinese characters)

(2)	date:

Second time transfer:

(1) amount: (in Chinese characters)

(2) date:

Third time transfer:

(1) amount: (in Chinese characters)

(2) date:

Other:

Once the loan has been transferred out of the lender’s account, the loan will be regarded as having been released. And the calculation of the interest starts from the same day.

Chapter4. Interest Rate and Interest Calculation Method of the Loan

Clause5. The borrower should follow the contract to pay for the interest at the annual interest rate of 6.372%.

Clause6. Both parties agree that during the term of the loan, the interest rate remains unchanged.

During the loan term, if the People’s Bank of China adjusts the standard interest rate of loan or the interest calculation method, which applies to the loan under the contract, the lender has the right to fix new interest rate and charge the borrower with the new interest rate from the date of the adjustment.

Clause7. The interest of the loan should be liquidated every quarter, with the 20th day of the last month of each quarter as the liquidation day.

Clause8. The interest of the loan under the contract is calculated from the date the loan is transferred out of the lender’s account on the basis of 360 days per year and the actual amount transferred out and the actual days the loan is occupied.

Clause9. If the borrower has not followed the contract to repay the principle of the loan, the lender will have the right to charge penalty interest from the due date till the borrower repays off the principle and the interest of the loan. The penalty interest rate is 50% higher than the rate stated in clause5.

If the borrower has not followed the contract to use the loan, the lender will have the right to charge penalty interest from the due date till the borrower repays off the principle and the interest of the loan. The penalty interest rate is 100% higher than the rate stated in clause5.

Clause10. For the interest the borrower fails to repay on time, the lender has the right to charge compound interest on the basis of the penalty interest rate.

Chapter5. Release and Use of the Loan

Clause11. The lender has no obligation to provide the loan under the contract to the borrower unless the following conditions are met:

1.
The borrower has already provided all the documents required by the lender. The conditions stated in the documents have not changed and the documents are valid consistently. Or the borrower has already provided satisfactory explanation to the changes which have occurred;

2.
The borrower has filled all the loan receipts/vouchers, which are part of the contract and share the same legal effectiveness with the contract. When the amount, term, interest of the loan stated in the contract are different from those stated in the receipts/vouchers, the ones stated in the receipts/vouchers should be taken as standard;

3.
The borrower must follow related laws and regulations to get all approvals, permits, registration and other legal procedures; and at the lender’s request, the borrower should cover the notarization procedures;

4.	If the loan is guaranteed, the borrower should make sure the notarization, registration or insurance procedures are covered and consistently valid;

5.	none of the breaching conditions is met.

When the foregoing conditions are met, the lender may transfer the loan to the borrower’s account at the lender’s place.

Chapter6. Repayment

Clause12. The borrower should repay the interest according to the contract, and repay the principle of the loan on the basis of the No.1 manner stated below:

1.	Repay the principle at one time. The borrower should repay all the principle on January 19, 2010;

2.	Repay the principle by installment. The details of amount and dates of the repayment are as following:

First time repayment:

(3)  amount: (in Chinese characters)

(4)  date:

Second time repayment:

(1) amount: (in Chinese characters)

(2) date:

Third time repayment:

(1) amount: (in Chinese characters)

(2) date:

If the date of repayment is not the lender’s business day, it should be deferred to the next business day of the lender and the repayment date should be counted for interest. At the last time of the borrower’s repaying the principle, the interest should be repaid together with the principle and the date is not limited by the ending date stated in clause7.

Clause13. The borrower should repay the loan in full amount timely when it is due. If the borrower fails to repay on time, the lender has the right to deduct the expense payable, loan interest, compound interest and principle of the loan.

Clause14. If the borrower has repaid part of the loan and interest at a due date, the repayment should be used firstly to repay the expense that the borrower should repay; and should be used secondly to repay the loan interest and compound interest; and then to repay the principle of the loan at last.

Clause15. If the borrower wants to repay the loan before due, it should apply for that to the lender 30 days in advance and get the lender’s consent.

The standard interest for the repayment before due is: (none)

Chapter7. Guarantee

Clause16. The manner of guarantee to the loan under the contract is: 1.

1.	Tianjin Haitai Investment Guarantee Co., Ltd. (the guarantor) will provide joint liability guarantee; the guarantee contract number is “Nong He Bao Zi Ke Xing No.2009009”.

2.	________ provide the mortgage; the contract number is ______.

3.	________ provide the pledge; the contract number is ________.

Clause17. The lender and the guarantor should sign contract for the guarantee and cover related procedures for notarization or insurance.

Chapter8. Undertaking and Compensation of Expenses

Clause18. The borrower should undertake all the lender’s expenses, including but not limited to expenses for lawyer’s service, accounting service, audit, insurance, notarization, identification, evaluation, registration, related to the loan contract and corresponding guarantee contract. As per the lender’s request, the borrower should pay to the lender for the foregoing expenses.

Clause19. As per the lender’s request, the borrower should pay in full amount for all the lender’s expenses, including but not limited to court suit expense, lawyer’s expense, traveling expense and other expense for realizing its creditor’s rights, occurred while the lender conducts its rights under the contract.

Chapter9. Borrower’s Statement, Warranty and Promise

Clause20. The borrower is incorporated under the laws of the People’s Republic of China. As an independent legal company, the borrow conducts its civil actions independently, and has full rights to undertake civil liabilities with all of its assets.

Clause21. The borrower is fully authorized to sign the contract and conduct the transaction under the contract. The borrower has taken all necessary actions as a legal person to sign the contract. The contract is signed by the legal representative or authorized signatory of the borrower and is stamped with the borrower’s company seal.

Clause22. The borrower has obtained all the governmental approvals and third party’s consent to sign the contract. And the borrower’s signing and fulfilling the contract will not violate other documents.

Clause23. All the documents and vouchers the borrower has provided to sign the contract are true, complete, accurate and valid. The financial statements the borrower has submitted have reflected the borrower’s financial status when the financial statements are issued.

Clause24. The contract is legal and valid, and is binding the borrower.

Clause25. The borrower has opened an account at the lender’s place. The capital of loan will be liquidated through such account.

Clause26. In order to ensure the legal effectiveness, validity or enforceability, the borrower has finished all the necessary registration, filing or notarization.

Clause27. There is no lawsuit, arbitration or administrative procedure occurring which may bring material and negative influence to the borrower’s ability to fulfill the duties under the contract.

Clause28. The borrower’s statement, warranty and promise shall remain correct before the loan and interest are paid off. The borrower will provide any document per the lender’s request at any time.

Clause29. The borrower has never violated any contract or agreement.

Clause30. The borrower has read carefully and completely understood and accepted the content of the contract. The borrower voluntarily signs and fulfills the contract.

Clause31. The borrower should provide all the authentic documents as per the lender’s request (unless the law prohibits the borrower to provide such document), and should cooperate actively with the lender’s inspection and investigation.

Clause32. The borrower should accept and cooperate with the lender’s inspection on its production, operation and financial condition; the borrower is obliged to provide the lender with the balance sheet, income statement and other documents of the latest month every month.

Clause33. During the term of the loan, if the borrower’s name, legal representative or address has changed, it should inform the lender 30 business days of the lender in advance.

Clause34. Before the loan is paid off, if the borrower wants to lease, or change the equity ownership, or involve others for operation, or merger, or acquire, or divide, or transfer assets, or apply for business stoppage, demission, bankrupt or other actions which may bring the lender’s interests, the borrower should inform the lender in written form about the foregoing 30 business days of the lender in advance and get the lender’s consent in written form. Meanwhile, the borrower should fulfill its duties to repay the loan; otherwise the borrower must not conduct the foregoing activities.

Clause35. The borrower promises that during the term of the contract, it will not undertake any other company, organization or individual’s debt which may influence the borrower’s ability to repay the loan, or provide any guarantee which may influence the borrower’s ability to repay the loan, or enter in to any mortgage or pledge with its assets or interests, which may influence the borrower’s ability to repay the loan.

Clause36. Apart from the foregoing, if anything which may bring risks to the borrower’s business or may bring important and negative influence to the borrower’s duty under the contract to repay the loan, the borrower should inform the lender in written form at once.

Chapter10. Duties for Breaching

Clause37. Any of the following cases will be considered as a violation of the contract:

1.	The borrower has not repaid interest or principle of the loan in accordance with the contract;

2.	The borrower has not used the loan in accordance with the contract;

3.
The borrower has provided fake balance sheet, income statement or other financial statements to the lender, or refuses to accept the lender’s monitor or inspection on the use of the loan or related operation and financial activities;

4.	The statement, warranty or promise made by the borrower or the guarantor has been proved to be untrue or misleading;

5.	The borrower or the guarantor has breached other contract under which the borrower or the guarantor is one party;

6.	The operation or financial status of the borrower or the guarantee has become very bad;

7.	The mortgaged or pledged articles related to the loan under the contract have depreciated, have been damaged or lost;

8.
When the borrower or the guarantor is merged, divided or reorganized into under equity system, the borrower or the guarantor has not provided satisfactory arrangement for repaying the loan to the lender;

9.	The borrower or the guarantor has bankrupted, has been dismissed or shut down or revoked;

10.	The borrower fails to inform the lender about one of the following conditions:

(1)	any important modification to its articles of association or any material change to its operation;

(2)	any important modification to its accounting policies;

(3)	any important change to the financial aspect or other aspect of the borrower or its subsidiary or its parent company;

(4)
any lawsuit, arbitration or administrative procedures which involves the borrower and may bring seriously negative influence to the borrower’s financial condition or the borrower’s ability to fulfill its duties under the contract.

11.	The borrower has violated any other clause of the contract and has not taken any remedy action satisfactory to the lender;

12.	Any other case which may bring negative influence to the lender’s interests under the contract.

Clause38. It is subject to the lender’s judgment on whether the above mentioned breaching cases have occurred. If any breaching case occurs, the lender is entitled to take any or more several of the following measures:

1.	To stop transferring the loan under the contract;

2.	To announce that the released loan is due and to require the borrower to repay all the released loan, including the principle, interest and other payables;

3.	To require the borrower to add or change guarantor, collateral or pledged articles or rights;

4.	To deduct the borrower’s payables to the lender from any of the borrower’s accounts in the lender’s bank system;

5.	To announce the realization of the any of the lender’s rights under the guarantee to the loan;

6.	To take other measures which the lender thinks is proper.

Chapter11. Other

Clause39. Both parties should keep the other party’s information about debt, finance, production and operation confidential, unless the inquiry on the borrower’s information is legal.

Clause40. Without the lender’s consent in advance, the borrower must not transfer or handle all or part of its duties under the contract.

Clause41. Without the borrower’s consent in advance, the lender may transfer its creditor’s right to any third party, and only needs to inform the borrower in written form after the transfer.

Clause42. All the payables of the borrower must be fully paid and can not be deducted with any of the lender’s payables to the borrower. If any law requires the borrower to deduct or accrue any fund from the payables, the borrower should pay to the lender an additional sum of money equaling the deducted or accrued sum of payables.

Clause43. Any extension, discount or defer provided by the lender to the borrower will not influence, damage or limit the lender’s rights under the contract; or may not be regarded as the lender’s waiver of its rights or interests under the contract; or will not influence any duty the borrower should undertake in accordance with the contract.

Clause44. If at any time any clause of the contract is or becomes illegal, invalid or not enforceable; other clauses will not be influenced.

Clause45. Any modification or supplement to the contract must be made in written form and signed by both parties.

Clause46. The subtitles of the contract are added only for the convenience of reading and must not be used for explanation of the contract or other purposes.

Clause47. Any notice or requirement sent from one party to the other must be sent in written form to the address or fax listed on the first page of the contract. If either party needs to the change its address or fax number, it should inform the other party promptly.

Clause48. For correspondence between the two parties, if it is delivered by designated person, it will be regarded as received when the person has delivered it; if sent by registered mail, it will be regarded as received three days after delivery; if sent by fax, it will be regarded as received right after sending. But for all the documents sent by the borrower to the lender, they must be actually received by the lender before they can be regarded as received.

Chapter12. Settlement of Dispute

Clause49. If any dispute arises during the term of the contract, both parties should firstly try to settle it through negotiation; if the negotiation does not work, the dispute may be brought to the local court at the lender’s place for settlement.

Chapter13. Effectiveness, Change and End of the Contract

Clasue50. The contract is effective after both parties have signed and stamped on it.

Clause51. After the contract is effective, neither party may modify or terminate it. If it is to be modified or terminated, both parties should negotiate and achieve written agreement. Before the written agreement is reached, the clauses of the contract are still valid.

Chapter14. Attachment

Clause52. For anything not settled in the contract, both parties may sign additional written agreement to settle. And the additional agreement will serve as an attachment to the contract.

Chapter15. Annex

Clause53. There should be three original copies of the contract, with the borrower holding one, the lender holding two and the guarantor holding none. All the three original copies share the same legal efficacy.

Clause54. The contract is signed on January 20, 2009 in Tianjin.

(This page is for only signatures and there is no text.)

The Borrower (stamp):

Legal representative: Liu Li (stamp)

(or entrusted agent)

The Lender:

Legal representative: Cao Liqiang (stamp)

(or entrusted agent)